Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-272787 and 333-218369) of Skechers U.S.A., Inc. (the “Company”) of our reports dated February 28, 2025, relating to the consolidated financial statements and schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Los Angeles, California

February 28, 2025